Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

October 14, 2021

Sun Country Airlines Holdings, Inc.
2005 Cargo Road
Minneapolis, MN 55450

Sun Country Airlines Holdings, Inc.
Registration Statement on Form S-1
(incorporating Registration Statement on Form S-1
Registration No. 333-260195)

Ladies and Gentlemen:

We have acted as counsel to Sun Country Airlines Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-260195) relate to the registration under the Act of up to 9,775,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered by certain stockholders of the Company (including shares that may be sold by certain stockholders of the Company upon exercise of the underwriters’ option to purchase additional shares). The Shares include 372,768 shares of Common Stock to be issued to a certain stockholder of the Company upon the exercise of stock options granted under the SCA Acquisition Holdings, LLC Equity Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement relating to such options to purchase shares of Common Stock granted under the Plan (the “Option Agreement”).

In connection with the furnishing of this opinion, we have examined the Registration Statement, the Plan and the Option Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and bylaws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the registration of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are, or when issued, delivered and paid for in accordance with the terms of the Plan and the Option Agreement, will be, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP